Exhibit 99.1

Inphi Corporation Announces Third Quarter 2014 Results

Reports 36% Year-over-Year Growth and 7% Sequential Growth

SANTA CLARA, Calif., Oct. 28, 2014 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed mixed signal semiconductor solutions for the communications, data center and computing markets, today announced financial results for its third quarter ended Sept. 30, 2014.

Revenue for the third quarter of 2014 was $36.3 million, up 7% sequentially from $33.9 million reported for the second quarter of 2014 and up 36% year-over-year compared with $26.6 million reported for the third quarter of 2013.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of 2014 was 64.1% of revenue, compared with 63.2% of revenue for the third quarter of 2013.

GAAP net loss for the third quarter of 2014 was $6.9 million, or ($0.22) per diluted common share, compared with GAAP net loss of $2.8 million, or ($0.09) per diluted common share, for the third quarter of 2013.

Inphi reports gross margin, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for the third quarter of 2014 was 65.0%, compared with 64.2% for the third quarter of 2013.

Non-GAAP net income for the third quarter of 2014 was $3.8 million, or $0.12 per diluted common share. This compared with non-GAAP net income of $1.1 million, or $0.04 per diluted common share for the third quarter of 2013.

“2014 is truly becoming a transformative year for Inphi,” said Ford Tamer, president and CEO of Inphi. “We have grown our company organically by nearly 40% year-over -year, and we’re continuing to drive to higher levels of profitability in the third quarter by achieving 14% non GAAP operating margin. By closing the Cortina acquisition, we have added a very profitable $80 million business with more than 110 engineers bringing our growing Communications products to approximately 75% of ongoing revenue. We are excited about this increase in scale, which over the next several years allows us to further capitalize on high growth expected in both the 100G/400G coherent markets - as well as the next-generation data centers.”

Nine Months 2014 Results

For the nine months ended Sept. 30, 2014, revenue was $101.4 million, an increase of 38% compared with $73.5 million for the nine months ended September 30, 2013. GAAP net loss for the nine months ended Sept. 30, 2014 was $5.2 million, or ($0.17) per diluted share, on approximately 31.2 million diluted weighted average common shares outstanding. This compared with GAAP net loss of $11.9 million, or ($0.41) per diluted share, on approximately 29.3 million diluted weighted average common shares outstanding for the nine months ended Sept. 30, 2013.

Non-GAAP net income for the nine months ended Sept. 30, 2014 was $9.7 million, or $0.29 per diluted weighted average common share outstanding, on approximately 33.2 million diluted weighted average common shares outstanding. This compared with non-GAAP net income of $1.5 million for the nine months ended September 30, 2013, or $0.05 per diluted weighted average common share outstanding.

Q4 2014 Business Outlook

The following statements are based on our current expectations for the fourth quarter of 2014. These statements are forward-looking and actual results may differ materially.

●	Revenue is expected to be up in the range of $57.6 million to $59.6 million, due in part to the first full quarter of including Cortina Systems, which closed on October 3, 2014.
●	Non-GAAP gross margin is expected to be approximately 66% to 67%.
●	Stock-based compensation expense is expected to be in the range of $6.5 million to $6.9 million.
●

GAAP results are expected to be a net loss in a range between $ 0.1 million to $0.9 million, or breakeven – ($0.02) per diluted share, on 37.4 million estimated basic shares outstanding. This estimate does not include certain purchase accounting adjustments (i.e. step up in value of acquired inventory) not available at the time of this press release that may have a further negative impact on forecasted GAAP earnings.

●

Non-GAAP net income, excluding stock-based compensation expense and other acquisition/transition related expenses, is expected to be in the range of $7.3 million to $8.3 million, or $0.19- $0.21 per diluted share, on 39.1 million estimated fully diluted shares outstanding.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss third quarter 2014 results.

The call can be accessed by dialing 866-543-6403; international callers should dial 617-213-8896, participant passcode: 29051711. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the third quarter of 2014 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the fourth quarter of 2014, including our revenue, gross margin, stock-based compensation expense, operating performance, net income, earnings per share; expectations of our growth; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

 INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$36,278	$26,611	$101,389	$73,534
Cost of revenue	13,003	9,796	36,362	26,981
Gross margin	23,275	16,815	65,027	46,553
Operating expenses:
Research and development	15,795	12,995	45,263	37,389
Sales and marketing	4,828	4,118	13,140	11,771
General and administrative	4,671	2,779	10,970	8,776
Total operating expenses	25,294	19,892	69,373	57,936
Loss from operations	(2,019)	(3,077)	(4,346)	(11,383)
Other income	245	210	577	636
Loss before income taxes	(1,774)	(2,867)	(3,769)	(10,747)
Provision (benefit) for income taxes	5,083	(107)	1,449	1,158
Net loss	$(6,857)	$(2,760)	$(5,218)	$(11,905)

Earnings per share:
Basic	$(0.22)	$(0.09)	$(0.17)	$(0.41)
Diluted	$(0.22)	$(0.09)	$(0.17)	$(0.41)

Weighted-average shares used in computing earnings per share:
Basic	31,655,211	29,639,650	31,247,483	29,265,619
Diluted	31,655,211	29,639,650	31,247,483	29,265,619

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$314	$276	$863	$790
Research and development	3,261	2,446	8,642	6,675
Sales and marketing	1,242	913	3,040	2,469
General and administrative	1,243	1,048	3,421	3,066

	$6,060	$4,683	$15,966	$13,000

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$79,612	$31,667
Short-term investments in marketable securities	39,550	90,890
Accounts receivable, net	22,454	13,073
Inventories	9,208	6,767
Other current assets	4,362	3,700
Total current assets	155,186	146,097

Property and equipment, net	31,372	22,460
Goodwill	5,875	5,875
Deferred tax charge and other assets	8,858	7,910
Total assets	$201,291	$182,342

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$10,787	$7,280
Accrued expenses and other current liabilities	8,837	8,118
Deferred revenue	3,349	1,686

Total current liabilities	22,973	17,084

Other liabilities	6,124	5,865
Total liabilities	29,097	22,949

Stockholders’ equity:
Common Stock	32	30
Additional paid-in capital	243,096	225,007
Accumulated deficit	(71,800)	(66,582)
Accumulated other comprehensive income	866	938
Total stockholders’ equity	172,194	159,393

Total liabilities and stockholders’ equity	$201,291	$182,342

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, abandoned office space costs, legal and other expenses related to Cortina acquisition and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net loss	$(6,857)	$(2,760)	$(5,218)	$(11,905)
Adjusting items to GAAP net loss:
Operating expenses related to stock-based compensation expense, net of tax effect	4,338 (a)	2,912 (a)	11,628 (a)	8,070 (a)
Legal and other expenses related to Cortina acquisition	1,091 (b)	-	1,091 (b)	-
Abandoned office costs	-	-	-	91 (c)
Valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP	5,278 (d)	977 (d)	2,177 (d)	5,233 (d)
Non-GAAP net income	$3,850	$1,129	$9,678	$1,489

Shares used in computing non-GAAP basic earnings per share	31,655,211	29,639,650	31,247,483	29,265,619

Shares used in computing non-GAAP diluted earnings per share	33,348,235	31,443,694	33,165,151	30,980,449

Non-GAAP earnings per share:
Basic	$0.12	$0.04	$0.31	$0.05
Diluted	$0.12	$0.04	$0.29	$0.05

GAAP gross margin as a % of revenue	64.1%	63.2%	64.1%	63.3%
Stock-based compensation:
Cost of revenue	0.9%	1.0%	0.9%	1.1%

Non-GAAP gross margin as a % of revenue	65.0%	64.2%	65.0%	64.4%

(a)

Reflects the stock-based compensation expense recorded relating to stock-based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(b)

Reflects the legal and other expenses related to Cortina acquisition. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(c)

Reflects the cost of abandoned office space. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)

Reflects the change in valuation allowance and delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. Starting 2014, the Company, prospectively changed its method of calculating income taxes on a non-GAAP basis related to considering $213,000 – the quarterly amortization of a deferred tax charge on an ARB 51-related intercompany transfer of assets. The deferred tax charge relates to intercompany transfer of intellectual property in 2010 for which taxes were already paid. The Company decided to exclude the amortization from the calculation prospectively as it is strictly non-cash accounting amortization that will never convert into cash tax expense. The change is only made prospectively, therefore, a similar amount remains included in the comparable Q3 2013 non-GAAP tax expense. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FOURTH QUARTER 2014 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending December 31, 2014
	High	Low
Estimated GAAP net income (loss)	$(100)	$(900)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	6,900	6,500
Tax effect of stock-based compensation expense	(1,900)	(1,700)
Deferred margin added back to show run rate	3,200	3,000
Tax effect of deferred margin adjustment	(1,300)	(1,100)
Acquisition/temporary transition related expense	1,500	1,500
Estimated non-GAAP net income	$8,300	$7,300

Shares used in computing estimated non-GAAP diluted earnings per share	39,100,000	39,100,000

Estimated non-GAAP diluted earnings per share	$0.21	$0.19